Exhibit 99.1

Accuray Reports Fiscal 2022 Third Quarter Financial Results

SUNNYVALE, Calif., April 27, 2022 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the third quarter of fiscal 2022 ended March 31, 2022.

Third Quarter Fiscal 2022 Summary

•	Gross orders of $88.6 million, an increase of 1 percent compared to the prior year

•	Net revenue of $96.2 million representing a decrease of 6 percent compared to the prior year

•	GAAP net loss of $1.0 million as compared to GAAP net loss of $0.4 million in the prior year. Adjusted EBITDA of $5.4 million as compared to adjusted EBITDA of $8.7 million in the prior year

Other Recent Operational Highlights

•

Demand continues for ClearRT™ Helical kVCT Imaging for the Radixact® System and VOLO™ Ultra enhancement to the Accuray Precision® treatment planning system for the Radixact System and CyberKnife® S7™ platform

•	Data from a phase III trial indicates that Accuray TomoTherapy® Helical Radiotherapy System can help preserve breast cancer patients’ long-term heart and lung functionality

•	Introduction of CyberKnife Neuro package with Brainlab Elements software at the Radiosurgery Society was completed

•	10-year data shows Accuray CyberKnife System can provide long-lasting relief of the excruciating pain caused by trigeminal neuralgia

“Accuray’s fiscal 2022 third quarter performance continues to reflect the strong customer demand and revenue momentum our business is generating, but also highlighted the continuation of supply chain challenges and operational headwinds created by the Covid environment. Driving our accelerated revenue growth is the continued adoption of our new technology upgrades on the Radixact platform and the increasing demand for the CyberKnife S7 platform which are having an impact across all regions,” said Joshua Levine, Chief Executive Officer.

Fiscal Third Quarter Results

Total net revenue was $96.2 million for the third quarter of fiscal 2022 compared to $102.6 million for the prior fiscal year third quarter. Product revenue totaled $43.2 million for the third quarter of fiscal 2022 compared to $47.4 million for the prior fiscal year third quarter, while service revenue totaled $53.0 million for the third quarter of fiscal 2022 compared to $55.1 million for the prior fiscal year third quarter.

Total gross profit for the third quarter of fiscal 2022 was $34.8 million or approximately 36.2 percent of total net revenue, comprised of product gross margin of 34.3 percent of product net revenue and service gross margin of 37.7 percent of service net revenue. This compares to total gross profit of $39.5 million or 38.5 percent of total net revenue, comprised of product gross margin of 41.6 percent of product net revenue and service gross margin of 35.9 percent of service net revenue for the prior fiscal year third quarter.

Operating expenses for the third quarter of fiscal 2022 were $35.1 million, which was flat as compared to $35.1 million in the prior fiscal year third quarter.

Net loss was $1.0 million, or $0.01 per share, for the third quarter of fiscal 2022, compared to net loss of $0.4 million, or $0 per share, for the prior fiscal year third quarter.

Gross product orders totaled $88.6 million for the third quarter of fiscal 2022 compared to $87.4 million for the prior fiscal year third quarter. Order backlog as of March 31, 2022 was $580.4 million, approximately 5 percent lower than at the end of the prior fiscal year third quarter.

Adjusted EBITDA for the third quarter of fiscal 2022 was $5.4 million, compared to $8.7 million for the prior fiscal year third quarter.

Cash, cash equivalents, and short-term restricted cash were $98.0 million as of March 31, 2022 compared with $123.4 million as of December 31, 2021.

Fiscal Nine Months Results

Total net revenue for the nine months ended March 31, 2022 was $319.9 million compared to $285.4 million in the same prior fiscal year period, a 12 percent increase. Product revenue for the nine months ended Mach 31, 2022 totaled $156.7 million compared to $120.5 million, an increase of 30 percent, while service revenue totaled $163.2 million compared to $164.9 million in the same prior fiscal year period, a decrease of 1 percent.

Total gross profit for the nine months ended March 31, 2022 was $116.9 million, or 36.6 percent of net revenue, comprised of product gross margin of 39.1 percent of product revenue and service gross margin of 34.1 percent of service revenue. This compares to total gross profit of $115.8 million, or 40.6 percent of net revenue, comprised of product gross margin of 42.6 percent of product revenue and service gross margin of 39.1 percent of service revenue in the same prior fiscal year period.

Operating expenses for the nine months ended March 31, 2022 were $110.8 million, an increase of 13 percent compared with $97.7 million in the same prior fiscal year period.

Net loss was $1.9 million, or $0.02 of loss per share, for the nine months ended March 31, 2022, compared to net income of $4.8 million, or $0.05 per share, in the same prior fiscal year period.

Gross product orders totaled $243.9 million for the nine months ended March 31, 2022, compared to $213.3 million for the same prior fiscal year period, an increase of 14 percent. Order backlog as of March 31, 2022 was $580.4 million, approximately 5 percent lower than at the end of the prior fiscal year third quarter.

Adjusted EBITDA for the nine months ended March 31, 2022 was $17.7 million, compared to $31.3 million in the prior fiscal year period.

Fiscal Year 2022 Financial Guidance

Accuray’s financial guidance is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions, the impact of the Covid-19 pandemic, supply chain disruption, and the factors set forth under “Safe Harbor Statement” below.

The Company is re-affirming guidance for fiscal year 2022 as follows:

•	Total revenue is expected in the range of $420.0 million to $430.0 million, representing a year-over-year growth at the midpoint of the range of 7%.

•	Adjusted EBITDA is expected in the range of $15.0 million to $20.0 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation expense, interest expense and provision for income taxes. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the third quarter of fiscal 2022 as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (833) 316-0563

•	International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 6435845. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the fourth quarter of fiscal 2022.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company’s future results of operations, including expectations regarding total revenue and adjusted EBITDA; expectations regarding the effect of the COVID-19 pandemic on the company; expectations regarding supply chain and logistics challenges; expectations regarding the company’s commercial strategy and execution as well as long-term growth opportunities; expectations regarding the company’s order growth; the company’s ability to continue to drive long-term sustainable revenue growth, grow its top line, expand margins and create value for shareholders; expectations regarding the company’s China joint venture and other partnerships; expectations regarding the company’s strategic initiatives, product innovations and developments; expectations regarding the company’s product portfolio and its ability to position the company for growth; the impact of the company’s products on its customers and its business, and market adoption of such products and other strategic product innovations; expectations regarding the future of radiotherapy treatment and the company’s addressable market; and the company’s leadership position in radiation oncology innovation and technologies. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-

looking statements. These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company’s ability to achieve widespread market acceptance of its products, including new product and software offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company’s ability to effectively manage its growth; the company’s ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company’s ability to meet the covenants under its credit facilities; the company’s ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2022 and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Net revenue:
Products	$43,198	$47,439	$156,678	$120,502
Services	52,971	55,123	163,208	164,851

Total net revenue	96,169	102,562	319,886	285,353
Cost of revenue:
Cost of products	28,371	27,709	95,400	69,237
Cost of services	33,014	35,311	107,551	100,340

Total cost of revenue	61,385	63,020	202,951	169,577

Gross profit	34,784	39,542	116,935	115,776
Operating expenses:
Research and development	14,104	13,268	43,183	37,372
Selling and marketing	10,798	10,567	35,302	29,813
General and administrative	10,174	11,281	32,350	30,498

Total operating expenses	35,076	35,116	110,835	97,683

Income (loss) from operations	(292)	4,426	6,100	18,093
Income (loss) on equity investment, net	1,946	(68)	774	1,021
Other expense, net	(2,293)	(4,027)	(7,451)	(12,981)

Income (loss) before provision for income taxes	(639)	331	(577)	6,133
Provision for income taxes	407	721	1,318	1,352

Net income (loss)	$(1,046)	$(390)	$(1,895)	$4,781

Net income (loss) per share - basic	$(0.01)	$(0.00)	$(0.02)	$0.05

Net income (loss) per share - diluted	$(0.01)	$(0.00)	$(0.02)	$0.05

Weighted average common shares used in computing income (loss) per share:
Basic	92,761	93,123	91,780	92,106

Diluted	92,761	93,123	91,780	93,422

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	June 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$97,839	$116,369
Restricted cash	205	560
Accounts receivable, net	89,295	85,360
Inventories	137,519	125,929
Prepaid expenses and other current assets	21,987	21,547
Deferred cost of revenue	351	3,008

Total current assets	347,196	352,773
Property and equipment, net	12,220	12,332
Investment in joint venture	14,251	15,935
Goodwill	58,000	57,960
Intangible assets, net	286	435
Operating lease right-of-use assets	17,851	22,522
Other assets	19,632	18,141

Total assets	$469,436	$480,098

Liabilities and equity
Current liabilities:
Accounts payable	$32,364	$19,467
Accrued compensation	25,461	26,865
Operating lease liabilities, current	8,351	8,169
Other accrued liabilities	26,018	27,471
Customer advances	24,363	24,937
Deferred revenue	76,732	81,660
Short-term debt	8,051	3,790

Total current liabilities	201,340	192,359
Long-term other liabilities	6,812	7,766
Deferred revenue	24,550	23,685
Operating lease liabilities, non-current	11,929	17,441
Long-term debt	173,196	170,007

Total liabilities	417,827	411,258
Equity:
Common stock	93	91
Additional paid-in capital	539,383	554,680
Accumulated other comprehensive income	1,203	2,093
Accumulated deficit	(489,070)	(488,024)

Total equity	51,609	68,840

Total liabilities and equity	$469,436	$480,098

Accuray Incorporated

Summary of Orders and Backlog

(in thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Gross Orders	$88,561	$87,365	$243,926	$213,258
Net Orders	43,542	62,826	124,488	128,843
Order Backlog	580,428	610,795	580,428	610,795

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
GAAP net income (loss)	$(1,046)	$(390)	$(1,895)	$4,781
Depreciation and amortization (a)	1,406	1,577	4,247	4,890
Stock-based compensation	2,695	2,489	7,906	7,097
Interest expense, net (b)	1,975	4,320	6,081	13,143
Provision for income taxes	407	721	1,318	1,352

Adjusted EBITDA	$5,437	$8,717	$17,657	$31,263

(a)	consists of depreciation, primarily on property and equipment as well as amortization of intangibles.
(b)	consists primarily of interest expense associated with outstanding debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2022
	From	To
GAAP net loss	$(12,000)	$(7,000)
Depreciation and amortization (a)	6,100	6,100
Stock-based compensation	10,600	10,600
Interest expense, net (b)	8,300	8,300
Provision for income taxes	2,000	2,000

Adjusted EBITDA	$15,000	$20,000

(a)	consists of depreciation, primarily on property and equipment as well as amortization of intangibles.
(b)	consists primarily of interest expense associated with outstanding debt.